Exhibit 8.2

160 Queen Victoria Street
London EC4V 4QQ
UK
+44 (0) 20 7184 7000 Main
+44 (0) 20 7184 7001 Fax
DX 30 London
www.dechert.com
Kofax Limited
15211 Laguna Canyon Road
Irvine, CA 92618
United States of America

PRIVATE & CONFIDENTIAL

Our Ref: 960362/111572

November 5, 2013

Dear Sirs

Kofax Limited

We have acted as United Kingdom tax advisors to Kofax Limited, an exempted company incorporated under the laws of Bermuda (the “Company”) in connection with the registration statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Rules”) on November 5, 2013, in connection with the issuance and sale by the Company of common shares of the Company with a par value of $0.001 per common share (the “Common Shares”).

In arriving at the opinion expressed below, we have examined and relied upon the Registration Statement and any other documents that in our judgment are necessary or appropriate to enable us to render the opinion expressed below (together, the “Documents”).

In providing this opinion, we have made such legal and factual examinations and enquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for the purposes of this opinion.

In rendering the opinion set forth below, we have, without independent investigation, assumed the following:

i.	that the respective parties to all Documents and all persons having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of the Documents; and

ii.	no person will conduct any activities on behalf of the Company other than as contemplated by the Documents.

The opinion set forth below is based on United Kingdom tax law as at the date hereof (including generally published (i) decisions by the courts of England & Wales and (ii) interpretation or other published guidance issued by HM Revenue & Customs as at the date hereof). The opinion set forth below may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. We express no opinion herein other than as to the tax law of the United Kingdom as in effect on the date hereof.

Dechert LLP is a limited liability partnership registered in England & Wales (Registered No. OC306029) and is authorised and regulated by the Solicitors Regulation Authority.

A list of the names of the members of Dechert LLP (who are solicitors or registered foreign lawyers) is available for inspection at our registered office at the above address.

Dechert practices as a limited liability partnership or limited liability company other than in Dublin and Luxembourg.

Division of Corporate Finance November 5, 2013 Page 2

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, the legal statements set forth under the heading “United Kingdom Taxation Consequences” in the sub sections “Taxation of Income”, “Taxation of Capital Gains”, “Individual Savings Accounts” and “Stamp Duty and SDRT”, insofar as such statements discuss the material United Kingdom tax consequences for a United Kingdom resident holder of acquiring, owning and disposing of Common Shares, represent our opinion with respect to and limited to the matters referred to therein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and further consent to the use of our opinion under the heading “Taxation” in the Registration Statement. We also consent to the references to our firm under the heading “United Kingdom Tax Consequences” in the Registration Statement.

In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

This opinion is addressed to and solely for the benefit of the Company and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. securities law.

This opinion is to be governed by and construed in accordance with United Kingdom law as of the date hereof and the competent courts of England and Wales shall have exclusive jurisdiction in connection with any disputes arising hereunder or in relation hereto.

Yours faithfully

/s/ Dechert LLP